UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 19, 2006

                  STATEPLACENEW BRUNSWICK SCIENTIFIC CO., INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

                 NEW JERSEY          0-6994          22-1630072
                 ----------          ------          ----------
    (State or other jurisdiction  (Commission      (IRS Employer
             of incorporation)     File Number)     Identification No.)

              P.O. BOX 4005
              44 TALMADGE ROAD
              EDISON, NEW JERSEY                     08818-4005
              ------------------                     ----------
          (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (732) 287-1200

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     On October 18, 2006, New Brunswick Scientific Co., Inc. (the "Company") received a letter from the staff of the Listing Qualification Department of the Nasdaq Stock Market LLC ("Nasdaq") dated October 10, 2006, notifying the Company that as a result of the Board of Directors vacancy created by the untimely death of Joel Jaffe as a director and chair of the Company's Audit Committee on October 8, 2006, the Company does not comply with Nasdaq's Marketplace Rule 4350(d)(4), which requires the Company to have an audit committee of at lease three independent directors as defined by Nasdaq's rules. Consistent with Marketplace Rule 4350(d)(4), the Company has a cure period until the earlier of October 7, 2007 or the Company's next annual shareholders meeting to fill the vacancy and regain compliance. The Company is in the process of identifying qualified audit committee candidates and the notification has no effect on the listing of the Company's common stock at this time.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

   (D) EXHIBITS

Exhibit
Number          Description  of  the  Exhibit
 99.1
-------         ---------------------------------------------------------------
              Press release dated October 19, 2006, entitled "New Brunswick Scientific Announces Nasdaq Notice"


                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    New Brunswick Scientific Co., Inc.


Date: October 19, 2006     By:      /s/ Thomas Bocchino
                                   --------------------
                                   Thomas Bocchino
                                   Vice President, Finance and
                                   Chief Financial Officer